UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Amendment No. 1

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☒

FILED BY PARTY OTHER THAN THE REGISTRANT ☐

CHECK THE APPROPRIATE BOX:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

MARSHALL HOLDINGS INTERNATIONAL, INC.
(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
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(4)	Date filed:

MARSHALL HOLDINGS INTERNATIONAL, INC.
2555 East Washburn Road
North Las Vegas, Nevada 89081

INFORMATION STATEMENT
as at May 19, 2008

MARSHALL HOLDINGS INTERNATIONAL, INC.
2555 East Washburn Road
North Las Vegas, Nevada
Telephone (702) 317-2400

May 19, 2008

To Our Stockholders:

This Information Statement is furnished to the holders of record at the close of business on the record date, April 18, 2008, to inform our stockholders that our board of directors has recommended, and that the holders of the majority of the voting power of our outstanding capital stock intend to vote on June 9, 2008 to approve the following:

1.           An amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares; and

2.           A grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 40,000 pre-consolidation shares to occur immediately after the action described herein.

As of the record date, 6,992,357,320 shares of our common stock were issued and outstanding, 98,915,125 shares of our Series A preferred stock were issued and outstanding, and 185,000,000 shares of our Series B preferred stock were issued and outstanding.

We have consenting stockholders, Richard A. Bailey, our founder, chief executive officer, and a director, who holds 4,000,000,025 shares of our common stock and 46,486,000 shares of our Series A preferred stock, and Florian R. Ternes, our chief operating officer, director and corporate secretary, who owns 57,023,024 shares of our common stock and 52,429,000 shares of our Series A preferred stock.  Each share of our common stock is entitled to one vote on all matters brought before the stockholders.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 1,000.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder.

Therefore, Mr. Bailey will have the power to vote 50,486,000,024 shares of our common stock and Mr. Ternes will have the power to vote 52,486,023,024 shares of our common stock.  Together, Messrs. Bailey and Ternes will have the power to vote 102,972,023,048 shares of the common stock, which number exceeds the number of our issued and outstanding shares of our common stock on the record date.

Messrs. Bailey and Ternes will vote in favor of the grant of the discretionary authority to our board of directors to approve an amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares and to effect a reverse stock split of our common stock.  Messrs. Bailey and Ternes will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.  A copy of the resolutions to be approved by Messrs. Bailey and Ternes are described in Attachment A to this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued interest in Marshall Holdings International, Inc.

Very truly yours,

/s/ Richard A. Bailey

Richard A. Bailey
Chief Executive Officer

MARSHALL HOLDINGS INTERNATIONAL, INC.
2555 East Washburn Road
North Las Vegas, Nevada
Telephone (702) 317-2400

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is furnished to the holders of record at the close of business on the record date, April 18, 2008, to inform our stockholders that our board of directors has recommended, and that the holders of the majority of the voting power of our outstanding capital stock intend to vote on June 9, 2008 to approve the following:

1.           An amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares; and

2.           A grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 40,000 pre-consolidation shares to occur immediately after the action described herein.

This Information Statement will be sent on or about May 19, 2008 to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on April 18, 2008 as the record date for determining the stockholders entitled to notice of the above noted action.  The discretionary authority to the directors with respect to the reverse split must be approved by the vote of stockholders holding a majority of the voting power of our common stock.  The quorum necessary to conduct business of the stockholders consists of a majority of the voting power on the record date.

As of the record date, 6,992,357,320 shares of our common stock were issued and outstanding, 98,915,125 shares of our Series A preferred stock were issued and outstanding, and 185,000,000 shares of our Series B preferred stock were issued and outstanding.

We have consenting stockholders, Richard A. Bailey, our founder, chief executive officer, and a director, who holds 4,000,000,025 shares of our common stock and 46,486,000 shares of our Series A preferred stock, and Florian R. Ternes, our chief operating officer, director and corporate secretary, who owns 57,023,024 shares of our common stock and 52,429,000 shares of our Series A preferred stock.  Each share of our common stock is entitled to one vote on all matters brought before the stockholders.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 1,000.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder.

Therefore, Mr. Bailey will have the power to vote 50,486,000,024 shares of our common stock and Mr. Ternes will have the power to vote 52,486,023,024 shares of our common stock.  Together, Messrs. Bailey and Ternes will have the power to vote 102,972,023,048 shares of the common stock, which number exceeds the number of our issued and outstanding shares of our common stock on the record date.

Messrs. Bailey and Ternes will vote in favor of the grant of the discretionary authority to our board of directors to approve an amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares and to effect a reverse stock split of our common stock.  Messrs. Bailey and Ternes will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.  A copy of the resolutions to be approved by Messrs. Bailey and Ternes are described in Attachment A to this Information Statement.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to us at our address noted above.

Security holders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenter’s Right of Appraisal

Nevada law provides for a right of a stockholder to dissent to the proposed reverse stock split and obtain appraisal of or payment for such stockholder’s shares.  See “Proposal 2 - Dissent Rights of Our Stockholders.”

(PROPOSAL 1)
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PROVIDE FOR THE DECREASE IN THE AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 25,000,000,000 TO 200,000,000 SHARES

Our board of directors has adopted, subject to the approval of our stockholders, an amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares, a copy of which is attached hereto as Attachment A.  The following description of the amendment is qualified by reference to the full text of the amendment.

The Decrease in the Number of Authorized Shares of Our Common Stock

Our board of directors believes that our current capital structure is inappropriate for our present and future needs.  With so many authorized shares, we feel that we convey the wrong impression that too many “cheap” shares of our common stock could be issued, thereby decreasing potential stockholder value.  For example, if we have fewer shares of our common stock issued as proposed in the reverse split as discussed in Proposal 2 below, our stock price could be higher and attract a different type of investor looking for long-term growth and not a quick run-up in the value of low price stock.  However, stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted and that an increase in our share price is not a certainty.  Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time.  Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

If we were to continue to have authorized shares in the billions, we feel that investors may not have the confidence they need that we will not issue a large number of shares, thereby diluting their interests.  Therefore, the board has approved the amendment of our articles of incorporation to decrease the authorized number of shares of common stock from 25,000,000,000 shares to 200,000,000 shares.  The board believes this capital structure more appropriately reflects our present and future needs and recommends the amendment to our stockholders for adoption.

Neither our existing articles of incorporation nor our bylaws contain any provisions which have a material anti-takeover effect, nor do we have plans to subsequently implement any measure which would have an anti-takeover effect.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 1,000.  The existence of the super voting rights with respect to the Series A preferred stock could be deemed to have an anti-takeover effect.

On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder.

The following is a summary of the material matters relating to our common stock, our preferred stock, and other matters after the adoption of the amendment to our articles of incorporation, which is attached to this Information Statement.

Common Stock

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors.  Our common stockholders do not have cumulative voting rights.  Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  In the event of the liquidation, dissolution, or winding up of Marshall Holdings, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, or effect any change in our common stock, other than the number of authorized shares.  The holders of shares of our common stock do not have any preemptive rights to acquire any shares of our capital stock.

As of the date of this Information Statement, our board has no plans to issue or use any shares of common stock with respect to any merger or business combination.

Preferred Stock

Pursuant to our Amended Certificate of Designation Establishing Series A preferred stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock.  Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 1,000.

Pursuant to our Amended Certificate of Designation Establishing Series B preferred stock, each share of our currently issued and outstanding Series B preferred stock may be converted into one fully paid and nonassessable share of our common stock.  In addition, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder.

Our preferred stockholders do not have cumulative voting rights.

The issuance of additional shares of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock.  Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of Marshall Holdings.  The holders of our Series A and Series B preferred stock have no preemptive rights or other subscription rights and there are no sinking fund provisions applicable to our Series A and Series B preferred stock.  However, the Series A and Series B preferred stock do have redemption rights as specified in our Amended Certificate of Designation Establishing Series A Preferred Stock and Amended Certificate of Designation Establishing Series B Preferred Stock.  The proposed amendment to our articles of incorporation would not alter or modify any preemptive right of holders of our preferred stock to acquire our shares, or effect any change in our preferred stock, other than the number of our authorized shares of common stock.  The holders of shares of our preferred stock do not have any preemptive rights to acquire any shares of our capital stock.

As of the date of this Information Statement, our board has no plans to issue or use any of our authorized shares of preferred stock with respect to any merger or business combination.

The proposed amendment to our articles of incorporation with respect to our authorized common stock is not being made by us in response to any known accumulation of shares or threatened takeover.  In addition, the proposed amendment will not have any material effect on our business, operations, reporting requirements or stock price.  Stockholders will not be required to turn in their old certificates in exchange for new certificates bearing the number of our authorized shares of common stock.  Once the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

Vote Required

As discussed above, Messrs. Bailey and Ternes will vote to approve an amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares described in Attachment A.  Messrs. Bailey and Ternes will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

Our board of directors has recommended a vote of approval of the proposed corporate action.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(PROPOSAL 2)
GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
TO IMPLEMENT A ONE FOR 40,000 REVERSE STOCK SPLIT

Our board of directors has adopted a resolution to seek stockholder approval of discretionary authority for our board of directors to implement a reverse split of our common stock for the purpose of increasing the market price of our common stock and to reduce the very large number of outstanding shares of our common stock.  Having such a large number of outstanding shares of common stock, in our opinion, does not convey the impression that we seek for Marshall Holdings.  We feel that any potential investor in Marshall Holdings would consider a large number of outstanding shares as a negative due to the potential for market price fluctuation of very cheap stock.

As discussed above in Proposal 1, we have proposed an amendment to our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares.  With the reverse split of our outstanding shares of common stock, coupled with the proposed amendment to our articles of incorporation, we feel that we will have a better opportunity to show investors that we are a company with a significant business future.

The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is 40,000 pre-consolidation shares for each one post-consolidation share, with the reverse split to occur immediately after the action described herein.  Approval of this proposal would give the board authority to implement the reverse split of the issued and outstanding shares of our common stock on the basis of 40,000 pre-consolidation shares for each one post-consolidation share at any time it determined immediately after the action described herein.  In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.  It is expected that upon approval of the proposed reverse split, the board will implement same immediately.

If you approve the grant of discretionary authority for our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of 40,000 pre-consolidation shares for each one post-consolidation share.

As discussed above, the board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Marshall Holdings among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.  We have not engaged in any negotiations to merge with any other entity.

The following table sets forth, for the fiscal quarters indicated, the high and low bid prices for our common stock which has been quoted on the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

Calendar Year 2006	High	Low
First Quarter	$0.0007	$0.0001
Second Quarter	$0.0003	$0.0001
Third Quarter	$0.0002	$0.0001
Fourth Quarter	$0.08	$0.0001

Calendar Year 2007	High	Low
First Quarter	$0.017	$0.013
Second Quarter	$0.0045	$0.0037
Third Quarter	$0.0008	$0.0007
Fourth Quarter	$0.0003	$0.0001

Calendar Year 2008	High	Low
First Quarter	$0.0003	$0.0001

Since our inception, no dividends have been paid on our common stock.  We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on our common stock will be declared and paid in the foreseeable future.

Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted and that an increase in our share price is not a certainty.  In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to 40,000 times greater than the price for shares of our common stock immediately prior to the reverse split.  Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time.  Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split

Common Stock.  The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split.  The number of stockholders of record would not be affected by the reverse split (except as described below).

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.  However, pursuant to Proposal 1 contained in this Information Statement, we do intend to amend our articles of incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares.  The amendment to our articles of incorporation will occur before the proposed reverse split.

Following the reverse split, every 40,000 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock.  Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 40,000 exchange ratio).  However, if as a result of the reverse split, a stockholder would be entitled to less than one share, a fractional share, any such fractional share shall be rounded up to the nearest whole share.

Since we will not issue any fractional shares as a result of the reverse split, but instead will issue one whole share for each fractional share which might result from the reverse split, we should not experience any reduction in the number of our stockholders.  It is our intention that the reverse split should not reduce the number of our stockholders.

As of April 18, 2008, we had 81 record holders of shares of our common stock outstanding.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.  Following the reverse split we will have the same number of stockholders as before the reverse split.  Depending upon the rounding up process of one whole share for each fractional share, we will have approximately 174,809 (or more) issued and outstanding shares of common stock following the reverse split.

We currently have no intention of going private, and the proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act.  Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.  Finally, we have no plans to liquidate the company after the reverse split.  Following the reverse split, we will continue our reporting obligations under the Exchange Act.

Series A Preferred Stock.  The reverse split would not affect the issued and outstanding or authorized shares of our Series A preferred stock.  Moreover, the voting and conversion rights of our Series A preferred stock would be unaffected except as provided in the Amended Certificate of Designation of our Series A Preferred Stock which provides, in part, as follows:

•           Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock.  If the Company at any time subdivides the issued and outstanding shares of the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased so that following any such subdivision the shares of the Series A Preferred Stock may be converted into proportionately the same number of shares of the Common Stock immediately following any such subdivision as existed before any such subdivision.  If the Company at any time combines the issued and outstanding shares of the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately decreased so that following any such combination the shares of the Series A Preferred Stock may be converted into proportionately the same number of shares of the Common Stock immediately following any such combination as existed before any such combination.

•           Voting.  On all matters submitted to a vote of the holders of the Common Stock, including, without limitation, the election of directors, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by the number of shares of the Common Stock each such share of the Series A Preferred Stock shall then be convertible into pursuant to the terms Paragraph 4 hereof.

Series B Preferred Stock.  The reverse split would not affect the issued and outstanding or authorized shares of our Series B preferred stock.  Moreover, the voting and conversion rights of our Series B preferred stock would be unaffected except as provided in the Amended Certificate of Designation of our Series B Preferred Stock which provides, in part, as follows:

•           No Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock.  If the Company at any time subdivides the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, or combines the Common Stock (by combination, reverse split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such subdivision or combination will not be proportionately adjusted.  Following any such subdivision or combination of the Company’s common stock, the holder of the Series B Preferred stock, upon conversion of his shares of the Series B Preferred Stock into the Common Stock, will receive the number of shares of the Common Stock such holder would have received prior to any such subdivision or combination of the Company’s common stock becoming effective.

•           Voting.  On all matters submitted to a vote of the holders of the Common Stock, including, without limitation, the election of directors, a holder of shares of the Series B Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B Preferred Stock held by such holder multiplied by the number of shares of the Common Stock each such share of the Series B Preferred Stock shall then be convertible into pursuant to the terms Paragraph 4 hereof.

Dilutive Effect.  Since the conversion rate with respect to our Series A preferred stock would be adjusted due to the reverse split, there should be no dilutive effect with respect to our common stock, in the event of a conversion of the Series A preferred stock.  However, with respect to our Series B preferred stock, the reverse split would cause a dilutive effect, in the event of a conversion of our Series B preferred stock, inasmuch as there would be no adjustment of the conversation rate of the Series B preferred stock following the reverse split.  Consequently, following the reverse split, each share of our Series B preferred stock shall still be convertible into one fully paid and nonassessable share of our common stock.  As of the date of this Information Statement, we have 185,000,000 shares of our Series B preferred stock issued and outstanding, which may continue to be converted into 185,000,000 shares of our common stock.

Issuance of Additional Shares.  The number of authorized but unissued shares of our common stock effectively will be changed by the reverse split of our common stock.

If we elect to implement a one for 40,000 reverse split, based on the 6,992,357,320 shares of our common stock outstanding on the record date, and the 200,000,000 shares of our common stock that will be authorized under our articles of incorporation following the amendment as described in Proposal 1 above,199,825,191 shares of our common stock will remain available for issuance prior to the reverse split taking effect.  A one for 40,000 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 6,992,357,320 to 174,809 shares.

Based on the 200,000,000 shares of our common stock that will be authorized under our articles of incorporation following the amendment as described in Proposal 1 above, if we elect to implement a one for 40,000 reverse stock split, the reverse split, when implemented, would have the effect of decreasing the number of authorized but unissued shares of our common stock from 18,007,642,680 to 199,825,191 shares.  However, the actual number of issued shares will depend on how many fractional shares will be rounded up to the nearest whole share.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of Marshall Holdings through a transaction opposed by our board of directors.  At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the reverse split.

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split.  This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies).  The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.  You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss.  With respect to a reverse split, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in his old shares of our common stock.  However, if a stockholder receives one whole share for a fractional share, such stockholder may be deemed to have received income with respect to the value of the fractional share received over and above the fraction of the share which would have been received if there had been no requirement that the fractional share be rounded up to the nearest whole share.  Inasmuch as the most recent quoted price for shares of our common stock was $0.0001 per share, any potential income will be negligible for a rounded up share.

Effective Date

If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Nevada time on the date the split is approved by our board of directors which is expected to be the day after the action described herein by our controlling stockholders.  Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 40,000 shares, or such lesser amount as we may determine, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for 40,000 exchange ratio.

Risks Associated with the Reverse Split

This Information Statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price.  The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements.  Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.  For a discussion of these and other risk factors, see our annual report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 common shares of our stock on a post-consolidation basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.  The definition of “odd-lot” may be less than 10 shares of a very thinly traded stock, such as shares of our common stock.  Some brokers charge higher commissions for such transactions (often 1/8 of a point per share, called the differential) also called broken lot or uneven lot opposite of round lot.  As a practical matter, it would not be economical for a stockholder owning one share to sell his one share, since transaction charges currently would exceed the value of the share.

We estimate that there will be approximately 43 stockholders who will hold one share of our common stock following the reverse split.

Dissent Rights of our Stockholders

Under Nevada law, our stockholders are entitled, after complying with certain requirements of the Nevada Revised Statutes, to dissent from the approval of the authority with respect to the reverse stock split, pursuant to Sections 92A.300 to 92A.500, inclusive, of the NRS and to be paid the “fair value” of their shares of our common stock in cash by complying with the procedures set forth in Sections 92A.380 to 92A.450 of the NRS.  Set forth below is a summary of the procedures relating to the exercise of dissenter’s rights by our stockholders.  This summary does not purport to be a complete statement of the provisions of Sections 92A.380 to 92A.450 of the NRS and is qualified in its entirety by reference to such provisions, which are contained in Attachment B to this Information Statement.

Pursuant to NRS 92A.410, if the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, as is the case here, we are required to notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

Under NRS 92A.430, the contents of the dissenter’s notice and the delivery to stockholders entitled to assert rights must contain the following:

1.             If a proposed corporate action creating dissenter’s rights is authorized at a stockholders’ meeting (even if by consent of a majority of the voting shares as described in this Information Statement), the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2.             The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)           State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)           Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)           Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)           Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)           Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Under NRS 92A.380, the right of a stockholder to dissent from certain corporate actions and to obtain payment for shares is as follows:

1.             Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.             A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

Pursuant to NRS 92A.440, the demand for payment and deposit of certificates and retention of rights of a stockholder are as follows:

1.             A stockholder to whom a dissenter’s notice is sent must:

(a)           Demand payment;

(b)           Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)           Deposit his certificates, if any, in accordance with the terms of the notice.

2.             The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.             The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

Notices should be addressed to Marshall Holdings International, Inc., 2555 East Washburn Road, North Las Vegas, Nevada 89081.

A stockholder whose shares of our common stock are held in “street name” or in the name of anyone other than the stockholder must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to us no later than the time that dissenter’s rights are asserted (Section 92A.400.2(a) of the NRS).  Also, the dissent must be asserted as to all shares of our common stock that the stockholder beneficially owns or has power to vote on the record date (Section 92A.400.2(b) of the NRS).

Any stockholder who does not complete the requirements of Sections 92A.400 and 92A.420.1(a) and (b) of the NRS as described above is not entitled to payment for his shares of our common stock (Section 92A.420.2 of the NRS).

As discussed above, Messrs. Bailey and Ternes will vote in favor of the grant of the discretionary authority to our board of directors to effect a reverse stock split of our common stock as described in Attachment A.  Messrs. Bailey and Ternes will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

Our board of directors has recommended a vote of approval of the proposed corporate action.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•	Each person who beneficially owns outstanding shares of our preferred stock;

•	Each of our directors;

•	Each named executive officer; and

•	All directors and officers as a group.

	Common Shares Beneficially Owned (2)		Preferred Shares Beneficially Owned (2)
Name of Beneficial Owner (1)	Number	Percent	Number		Percent
Richard A. Bailey (5)	4,000,000,024	59.33	46,486,000	(3)	47.00	(3)
Florian R. Ternes (6)	57,023,024	*	52,429,000	(3)	53.00	(3)
W. Jamie Plante (7)	50,000	*	10,000,000	(4)	5.41	(4)
All directors and executive officers as a group (three persons)	4,057,073,048	59.33	108,915,000	(3)(4)
Ryan Nielsen (11)	50,000	*	10,000,000	(4)	5.41	(4)
Neptune Communications, Inc. (8)	-0-	-0-	125	(3)	*	(3)
Jack Zufelt	375,000	*	5,000,000	(4)	2.7	(4)
Cody Hanson	10,000	*	5,000,000	(4)	2.7	(4)
Francois Vautour	-0-	-0-	10,000,000	(4)	5.41	(4)
Joe Guarnera	-0-	-0-	20,000,000	(4)	10.81	(4)
Peter Hammer	-0-	-0-	25,000,000	(4)	13.51	(4)
Troy Ternes (9)	50,500	*	50,000,000	(4)	27.03	(4)
Penny Penelope Stowe (10)	50,500	*	50,000,000	(4)	27.03	(4)
__________________
*	Less than one percent.
(1)
Unless otherwise indicated, the address for each of these stockholders is c/o Marshall Holdings International, Inc., 2555 East Washburn Road, North Las Vegas, Nevada 89081.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock which he beneficially owns.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of April 18, 2008, 6,992,357,320 shares of our common stock were issued and outstanding, 98,915,000 shares of our Series A preferred stock were issued and outstanding and 185,000,000 shares of our Series B preferred stock were issued and outstanding.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 1,000.  On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder.  Therefore, Mr. Bailey will have the power to vote 50,486,000,024 shares of our common stock and Mr. Ternes will have the power to vote 52,486,023,024 shares of our common stock.  Together, Messrs. Bailey and Ternes will have the power to vote 102,972,023,048 shares of the common stock, which number exceeds the number of our issued and outstanding shares of our common stock.

(3)	Series A preferred stock.
(4)	Series B preferred stock.
(5)	Mr. Bailey is our chief executive officer and a director.
(6)	Mr. Ternes is our chief operating officer, director and corporate secretary.
(7)	Mr. Plante is our chief financial officer.
(8)	Neptune Communications, Inc., a Nevada corporation, is controlled by Florian R. Ternes, our chief operating officer, director and corporate secretary.
(9)	Mr. Troy Ternes is our director of operations, he is the son of Florian R. Ternes, our chief operating officer, director and corporate secretary.
(10)	Ms. Stowe is our controller.
(11)	Mr. Nielsen is our director of marketing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  All such persons have filed all required reports.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended December 31, 2007 is incorporated herein by reference.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 and financial information from our subsequent Quarterly Report for the period ended March 31, 2008 and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at 2555 East Washburn Road, North Las Vegas, Nevada 89081, telephone (702) 317-2400.

By Order of the Board of Directors,

/s/ Richard A. Bailey

Richard A. Bailey
Chief Executive Officer

ATTACHMENT A

RESOLUTIONS TO BE ADOPTED BY THE
STOCKHOLDERS OF
MARSHALL HOLDINGS INTERNATIONAL, INC.
(the “Company”)

RESOLVED, to approve an amendment to our Articles of Incorporation to provide for the decrease in the authorized shares of our common stock from 25,000,000,000 to 200,000,000 shares in the form attached hereto as Exhibit 1; and

RESOLVED FURTHER, that the grant of discretionary authority to the board of directors to implement a reverse split of the Company’s issued and outstanding common stock on the basis of one post-consolidation share for each 40,000 pre-consolidation shares is hereby approved in all respects; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.

Exhibit 1
Amendment to Articles of Incorporation

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations
1. Name of corporation:
Marshall Holdings International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
25,000,000,000 shares of common stock, par value $0.001 per share; 200,000,000 shares of Series A Preferred stock, par value S0.001 per share; and 200,000,000 shares of Series B Preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
200,000,000 shares of common stock, par value $0.001 per share; 200,000,000 shares of Series A Preferred stock, par value $0.001 per share; and 200,000,000 shares of Series B Preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One post-consolidation share of common stock, par value $0.001 per share for each 40,000 pre-consolidation shares, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Any fractional share as a result of the consolidation shall be rounded up to the nearest whole share.

7. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

8. Officer Signature:	X
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filinq to be rejected.
Nevada Secretary of State AM 78.209 2007
This form must be accompanied by appropriate fees.	Revised 01/01/2007

ATTACHMENT B

SECTIONS 92A.300-92A.500 OF THE NEVADA REVISED STATUTES

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “BENEFICIAL STOCKHOLDER” DEFINED. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.  (Added to NRS by 1995, 2087)

NRS 92A.310 “CORPORATE ACTION” DEFINED. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “DISSENTER” DEFINED. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “FAIR VALUE” DEFINED. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “STOCKHOLDER” DEFINED. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “STOCKHOLDER OF RECORD” DEFINED. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “SUBJECT CORPORATION” DEFINED. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The Articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions: (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 DISSENTER’S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

1. If a proposed corporate action creating dissenter’s rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER’S NOTICE.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 DISSENTER’S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable: (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)